Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 10, 2011, relating to the financial statements of  Sunpeaks Ventures, Inc., which appears in Sunpeaks Ventures, Inc.’s Annual Report on Form 10-K for the year ended  June  30, 2011.

/s/ M&K CPAS, PLLC

www.mkacpas.com Houston, Texas August 2, 2012